As   filed   with   the    Securities    and   Exchange    Commission    on
January 29, 1998 Registration No. 333-45121


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                            FRISBY TECHNOLOGIES, INC.
             (exact name of Registrant as specified in its charter)


      Delaware                      3086                         62-1411534
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Number)        Identification Number)



                              417 South Main Street
                            Freeport, New York 11520
                                 (516) 378-0162
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
        ----------------------------------------------------------------

                                Gregory S. Frisby
                             Chief Executive Officer
                              417 South Main Street
                               Freeport, NY 11520
                                 (516) 378-0162
                              (516) 378-0262 (fax)
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

                 Irvin Brum, Esq.                                     Shari K. Krouner, Esq.
               William A. Ubert, Esq.                             Kramer, Levin, Naftalis & Frankel
               Margo L. Intrator, Esq.                                    919 Third Avenue
      Ruskin, Moscou, Evans & Faltischek, P.C.                        New York, New York  10022
                170 Old Country Road                                       (212) 715-9100
               Mineola, New York 11501                                  (212) 715-8000 (fax)
                   (516) 663-6600
                (516) 663-6641 (fax)



     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================

     Title of each Class of          Number of Shares to       Proposed Maximum         Proposed Maximu             Amount of
  Securities to be Registered        be Registered (1)       Offering Price per Share   Aggregate Offering Price   Registration Fee


----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        1,840,000 (2)           $8.00                      $14,720,000                 $4,342.40
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (3)    160,000                 $9.60                      $ 1,536,000                 $  453.12
----------------------------------------------------------------------------------------------------------------------------------
Total Fee                                                                                                           $4,795.52
----------------------------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for purposes of calculating the registration fee.

     (2) Includes 240,000 shares to cover the Over-Allotment Option.

     (3) Issuable upon exercise of the Underwriter's Options.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on January 29, 1998.

                                        FRISBY TECHNOLOGIES, INC.



                                     By:/s/Gregory S. Frisby
                                        ----------------------------------
                                        Gregory S. Frisby, President

Dated:  January 29, 1998


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Gregory S. Frisby with full power of substitution to execute in the name of such person and to file any Amendment or Post-Effective Amendment to this Registration Statement making such changes in this Registration Statement as the Company deems appropriate and appoints Gregory S. Frisby with full power of substitution, attorney-in-fact to sign and to file any amendment and Post-Effective Amendment to this Registration Statement.


Signature                           Title                                             Date


/s/Gregory S. Frisby                Chairman of the Board of                         January 29, 1998
---------------------               Directors, President, Chief
Gregory S. Frisby                   Executive Officer and (Principal
                                    Financial Officer)


/s/Jeffry D. Frisby                 Director                                         January 29, 1998
---------------------
Jeffry D. Frisby

/s/Pietro A. Motta
---------------------
Pietro A. Motta                     Director                                         January 29, 1998
